Exhibit 24

Information Regarding Joint Filers

Designated Filer of Form 4: Ardsley Advisory Partners LP

Date of Earliest Transaction Required to be Reported: October 4, 2021

Issuer Name and Ticker Symbol: Marrone Bio Innovations Inc. (MBII)

Names:	Ardsley Advisory Partners LP, Ardsley Partners I GP LLC, Philip J. Hempleman, Ardsley Partners Renewable Energy Fund, L.P., and Ardsley Ridgecrest Partners Fund, L.P.

Address:	Ardsley Advisory Partners 262 Harbor Drive, 4th Floor Stamford, CT 06902

Signatures:

The undersigned, Ardsley Advisory Partners LP, Ardsley Partners I GP LLC, Philip J. Hempleman, Ardsley Partners Renewable Energy Fund, L.P., and Ardsley Ridgecrest Partners Fund, L.P., are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 3 with respect to the beneficial ownership of securities of Marrone Bio Innovations Inc.

ARDSLEY ADVISORY PARTNERS LP

/s/ Steve Napoli

Signature

Steve Napoli/ Member of its general partner

Name/Title

ARDSLEY PARTNERS I GP LLC

/s/ Steve Napoli

Signature

Steve Napoli/Member

Name/Title

PHILIP J. HEMPLEMAN

/s/ Steve Napoli*

Signature

Steve Napoli/Attorney-in Fact for Philip J. Hempleman

Name/Title

ARDSLEY PARTNERS RENEWABLE ENERGY FUND, L.P.

By: Ardsley Partners I GP LLC, General Partner

/s/ Steve Napoli

Signature

Steve Napoli/Member

Name/Title

ARDSLEY RIDGECREST PARTNERS FUND, L.P.

By: Ardsley Partners I GP LLC, General Partner

/s/ Steve Napoli

Signature

Steve Napoli/Member

Name/Title

* Executed by Steve Napoli as Attorney-in-Fact for Philip J. Hempleman. The Power of Attorney for Mr. Hempleman is attached as Exhibit 2 to the Statement on Schedule 13G/A with respect to the Common Stock of Vaxgen, Inc., filed on February 15, 2006, and is incorporated herein by reference.